530 Herman O. West Drive Exton, Pennsylvania 19341
TEL 610-594-2900
wwww.westpharma.com

July 31, 2014

Mr. Jeffrey C. Hunt

Re:    Separation and Release Agreement - Execution Version

Dear Jeff:

As has been discussed with you, your position as an officer of West Pharmaceutical Services, Inc. (the “Company”) and your employment with the Company ended on July 27, 2014 (the “Separation Date”). This Separation and Release Agreement (“Agreement”) contains the terms of the benefits the Company is willing to provide you and other arrangements and agreements in connection with your separation from employment. In consideration of your execution of this Agreement and the Release attached to this Agreement as Exhibit A, the Company and you agree as follows:

1.
Separation from Employment. As of the Separation Date, you confirm your separation from all offices, positions, trusteeships, committee memberships and fiduciary capacities held with, or on behalf of, the Company and its subsidiaries and affiliates, and you will not represent yourself as being an employee, officer, trustee, agent or representative of any of the foregoing for any purpose. If required by applicable law, you agree to execute separate resignations for each of the foregoing positions. You will not seek reinstatement, reemployment, or future employment as a new employee of the Company, and the Company has no obligation, contractual or otherwise, to employ or reemploy, hire or rehire, or recall or reinstate you in the future.

2.
Circumstances of Your Employment Separation. In any communication regarding your separation from employment, including with employees, investors, analysts, customers, regulatory agencies or other third parties, the Company will state only that you resigned from the Company for personal reasons.

3.
Existing Severance and Non-Competition Agreement. Your separation from employment shall be treated as a voluntary resignation for purposes of your Severance and Non-Competition Agreement, dated June 9, 2010, as amended (“2010 Agreement”), and attached to this Agreement as Exhibit B. Accordingly, you and the Company agree that you are not entitled to and will not be paid any of the benefits payable on termination described in Section 3 of the 2010 Agreement.

4.
Benefits Payable Upon This Separation from Employment. Provided that you satisfy all of the conditions and obligations contained herein, including without limitation the requirements to execute a release and to abide by the restrictive covenant provisions contained herein, and that you abide by the terms of your Confidentiality Agreement, attached as Exhibit C, the Company will provide you with the following benefits:

a)	Severance Compensation. You will receive a total cash severance amount of $305,808.75, which will be paid to you biweekly, with normal deductions, in nineteen consecutive payments of $15,682.50 followed by one payment of $7,841.25. The severance payments will begin on the Company’s first payroll cycle following the Effective Date of the Release attached hereto as Exhibit A.

b)
Employee Benefits. You shall be entitled to a continuation of all medical, dental and vision benefits made available to similarly situated active employees, provided that you pay any employee portion of the premiums for such benefits, until the earlier of (i) 12:01 AM, April 30, 2015, or (ii) your eligibility for corresponding benefits (whether or not comparable) with a new employer. To continue these benefits, you must enroll in COBRA and follow all applicable instructions from TRION Benefits Services and the Company to ensure the continuation of benefits (including re-enrolling during open enrollment periods, if applicable). The benefit continuation under this paragraph runs concurrently with your rights under COBRA. Failure to timely complete any required forms may result in loss of benefits.

5.
Treatment of Certain Welfare and Fringe Benefits. The Company and you agree to the following with respect to the welfare benefit plans and fringe benefit programs that you participated in as of the Separation Date:

a)
Vacation Payout. Any accrued, unused vacation owed for the year of termination will be paid to you as soon as practical following the Separation Date in accordance with the Company’s policies and applicable law.

b)
Life Insurance. Any life insurance coverage currently in effect will continue until the end of the month following the month of the Separation Date. Trion Benefit Services will provide you with information regarding your portability and conversion options directly to your address of record. After August 2014, provided that you convert the policy, the Company will reimburse you for the cost of the policy premium to maintain basic employee term life insurance (an amount equal to one times your base salary) through April 30, 2015, following submission of appropriate documentation of such premium cost.

c)
401(k) Plan. Your contributions to the 401(k) Plan ceased as of the Separation Date. Vanguard will send a termination kit to your home address. The package will provide plan options available to you. If you have any questions regarding the 401(k) Plan, please contact Vanguard at 1-800-523-1188.

d)
Retirement Plan. If you are vested in the West Pharmaceutical Services, Inc. Employees’ Retirement Plan, a calculation of your benefit and payment options will be provided to you. You understand that you may commence your benefit in accordance with the terms of that plan, which requires you to request commencement in writing. Benefits will commence within 180 days of your written request.

e)	Supplemental Employees Retirement Plan (“SERP”). You are vested in the SERP and will receive any benefits due to you automatically in accordance with the terms of the SERP.

f)
Non-Qualified Deferred Compensation Plan. Any vested amounts in your Non-Qualified Deferred Compensation Plan account will be distributed to you in a cash and stock lump sum six months after your Separation Date in accordance with the terms of that plan.

g)
Expense Reimbursement. You hereby confirm that you have been reimbursed, or submitted all required receipts, for any outstanding qualified travel and entertainment expenses in accordance with Company policies.

h)
Termination of Benefits. Participation in all other benefit or compensation programs and arrangements not specifically referenced in accordance with this Agreement will cease as of the Separation Date.

6.	Treatment and Status of Incentive Compensation.

a)
As of the Separation Date, all vesting of your Company stock options ceased and all of your unvested Company stock options were forfeited with no payment or other consideration due to you. You will have 90 days after the Separation Date to exercise any vested stock options as provided under the terms of the West Pharmaceutical Services, Inc. 2007 and 2011 Omnibus Incentive Compensation Plans and applicable award letters.

b)	All of your outstanding Performance Vesting Stock Units (“PVSUs”) were forfeited as of the Separation Date and you will not receive any payment or other consideration with respect to any such PVSUs.

c)	All of your unvested restricted “incentive” shares (whether or not deferred) as of the Separation Date were forfeited with no payment or other consideration due to you.

d)
You will be eligible to receive 50% of the bonus that you would otherwise be entitled to receive (if any) under the terms of the Company’s Annual Incentive Plan (“AIP”) with respect to the 2014 fiscal year had you remained employed through the bonus payment date. The bonus payout will be made in cash only and will be paid at the same time as it is paid to eligible AIP plan participants of the Company and will be subject to the same conditions and restrictions applicable to payments to other AIP participants.

7.
Reimbursement of Attorney’s Fees. The Company will reimburse you in an amount up to $3,000 for any attorney’s fees you incur in connection with your review of this Agreement, within thirty (30) days following submission of appropriate documentation of such expenses.

8.
Application of Code Section 409A. Because you are a “specified employee” under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), if required by Code Section 409A, any payment and other benefits payable to you in connection with your termination and that otherwise would be paid or provided during the six (6) month period following the Separation Date will be delayed until the date that is six months following your Separation Date as required by section 409A(a)(2)(B) of the Code. The amount of the payments and benefits that are required to be delayed, if any, shall be made on the first normal payroll date that is six months following your termination of employment in a single, lump sum.

9.	Covenant Not To Compete.

a)
During the period beginning on the Separation Date and ending on the nine-month anniversary thereof (the “Restrictive Period”), you will not, and will not permit any of your Affiliates, or any other Person, directly or indirectly, to:

1)
engage in competition with, or acquire a direct or indirect interest or an option to acquire such an interest in any Person engaged in competition with, the Company’s Business anywhere in the world (other than an interest of not more than 5 percent of the outstanding stock of any publicly traded company);

2)
serve as a director, officer, employee or consultant of, or furnish information to, or otherwise facilitate the efforts of, any Person engaged in competition with the Company’s Business anywhere in the world;

3)
solicit, employ, interfere with or attempt to entice away from the Company any employee who has been employed by the Company or a Subsidiary in an executive or supervisory capacity in connection with the conduct of the Company’s Business within one year prior to such solicitation, employment, interference or enticement; or

4)	approach, solicit or deal with in competition with the Company or any Subsidiary any Person which at any time during the twelve months immediately preceding the Separation Date:

(i)	was a customer, client, supplier, agent or distributor of the Company or any Subsidiary;

(ii)
was a customer, client, supplier, agent or distributor of the Company or any Subsidiary with whom employees reporting to or under your direct control had personal contact on behalf of the Company or any Subsidiary; or

(iii)
was a Person with whom you had regular, substantial or a series of business dealings on behalf of the Company or any Subsidiary (whether or not a customer, client, supplier, agent or distributor of the Company or any Subsidiary).

b)	As used in this Section, the capitalized terms shall have the meanings set forth below:

1)	An “Affiliate” of any Person means any Person directly or indirectly controlling, controlled by or under common control with such Person.

2)
The “Company’s Business” means: (a) the manufacture and sale of stoppers, closures, containers, medical-device components and assemblies made from elastomers, metal and plastic for the health-care and consumer-products industries, and (b) any other business conducted by the Company or any of its Subsidiaries or Affiliates during the term of your employment and in which you have been actively involved.

3)	"Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization.

4)	“Person engaged in competition with the Company’s Business” includes, without limitation, the companies listed on Exhibit D to this Agreement, and their Affiliates and Subsidiaries.

5)	“Subsidiary” has the meaning ascribed to the term by section 424(f) of the Code.

10.	Termination of Benefits. The Company has no obligation to provide or continue any of the benefits under this Agreement if:

a)	You breach any of your obligations under this Agreement or the provisions of your Confidentiality Agreement; or

b)
the Company determines that you have (A) engaged in conduct in connection with your employment for which criminal or civil penalties against you or the Company may be sought; and (B) violated any of the Company’s material policies, including without limitation the Company’s insider-trading policy.

11.
Cooperation. You agree to cooperate with the Company on all matters related to your employment about which you have personal knowledge because of your employment with the Company, including all matters (formal or informal) in connection with any government investigation, internal Company investigation, litigation (potential or ongoing), administrative, regulatory, or other proceeding which currently exists, or which may have arisen before or arise following the signing of this Agreement. Such cooperation will include a willingness to be interviewed by representatives of the Company, and to participate in such proceedings by deposition or testimony. The Company agrees to reimburse you for your reasonable out-of-pocket expenses (not including attorney's fees, legal costs or your lost time or opportunity) incurred in connection with such cooperation, with such reimbursements to be made by no later than the last day of the year following the year in which the related expenses were incurred.

12.
Non-Disparagement. As a further condition for payment of the amounts described in this Agreement, you shall not make any false, disparaging or derogatory statements (written or oral) to any third party, including any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company, regarding the Company’s business affairs, financial condition or the circumstances of your employment separation. You shall not at any time speak or act in any manner that is intended to, or does in fact, damage the goodwill or the business of the Company, its subsidiaries or any of its affiliates. Nothing in this Agreement prohibits you from providing truthful information to the U.S. Equal Employment Opportunity Commission or other government agency. The members of the Management Executive Committee of the Company (as of the date of this Agreement), and the Vice President, Global Compensation and Human Resources Shared Services of the Company (as of the date of this Agreement), shall not make any false, disparaging or derogatory statements (written or oral) to any third party regarding you. You agree to refer any inquiries directed to the Company to the Senior Vice President, Human Resources of the Company. In response to any such inquiries directed to the Senior Vice President, Human Resources, the Senior Vice President, Human Resources will respond by providing your dates of employment with the Company, the positions you held, and that you resigned from the Company for personal reasons. The General Counsel shall inform the Board of Directors of the obligations of Company under paragraph 2 of this Agreement.

13.	Additional Agreements.

a)
No Removal. You certify that you have not removed from your work location, or transferred by electronic or other means, documents or copies of documents of the Company, including any documents relating to your job duties and/or position with the Company or its customers, without the expressed written approval of the Chief Executive Officer.

b)
Return of Company Property; Personal Property. Within five (5) calendar days after the Separation Date, you shall return to the Company all Company-owned property in your possession or control, including keys, files, records (and copies), computer hardware, software, printers, wireless handheld devices, cellular phone, pagers, Company identification, Company vehicles and any materials of any kind that contain or embody any proprietary or confidential information of the Company or its customers. You shall leave intact all electronic Company documents, including those that you developed or helped develop during your employment. To the extent that you have any proprietary or confidential information of the Company or its customers on any personal computer or other device you shall immediately notify the Company and follow any directions that you may be given regarding the deletion of such information. Regarding any of your personal property that may still be at the Company’s premises, please contact the Company directly to make arrangements for the return of that property to you.

c)
Termination of Employer Accounts. You further agree that you will immediately cancel all accounts for your benefit, if any, in the Company’s name, including, but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.

d)
Repayments. You shall repay any amounts owed to the Company, including overpayments of wages, benefits, or expense reimbursements; Visa, American Express or other credit card debts; advances for tools or materials; or similar items. You grant an express lien and authorize the Company to deduct an amount equal to any amounts owed by you from any and all amounts otherwise payable by the Company in connection with your employment or separation of employment, including, wages, accrued, untaken vacation pay and any payments or benefits provided under this Agreement. The deduction of any amount by the Company does not relieve you of the obligation to pay the Company the amount in excess of the amount deducted.

14.
Payments Final and Exclusive. The arrangements provided for by this Agreement, and by any applicable plan of the Company in which you participate, constitute the Company’s entire obligation to you, and performance of that obligation constitutes the settlement of any claim that you might otherwise assert against the Company on account of your separation or otherwise (including, without limitation, for severance pay or otherwise). You will not be entitled to any severance under any applicable plan, agreement or policy of the Company, and you will not be entitled to receive any of the benefits under your Change in Control Agreement with the Company, dated January 21, 2011 (which you agree shall terminate on the date hereof) or under the 2010 Agreement.

15.	Enforcement.

a)
Your breach of this Agreement, including without limitation Section 9 this Agreement and Exhibit C, will cause the Company immediate and irreparable harm for which the Company’s remedies at law (such as money damages) will be inadequate. In addition to any other rights it may have, the Company may seek an injunction to restrain any breach or threatened breach of this Agreement. If any provision of this Agreement is adjudged to any extent invalid by any competent tribunal, it is the parties’ intention that such provision be modified to the extent necessary to make it enforceable. The parties agree and intend that the restrictive periods set forth in Section 9 will be tolled during any period that you are in breach of your obligations under Section 9. Any claim that you may have against the Company, whether under this Agreement or otherwise, will not constitute a defense to enforcement of the restrictions contained in Section 9 or Exhibit C.

b)
If you violate any provision of this Agreement, the Company will be entitled to the immediate repayment by you of all payments and the cost of all severance allowances and benefits provided to you under this Agreement. If you fail to make such repayment, you will be deemed conclusively to be bound by the terms of this Agreement and to waive any right to seek to overturn or avoid it. Your repayment will not invalidate this Agreement.

c)	If you violate any provision of this Agreement before all payments have been made, the Company may discontinue any unpaid payments and benefits.

16.
Unemployment Compensation. Absent a subsequent finding of wrongdoing, the Company will not object to any filing for unemployment compensation benefits. To the extent required by applicable law, the Company will disclose the existence of this Agreement. The denial, reduction or receipt of unemployment compensation is determined by the applicable state agency and not the Company. The denial or reduction of unemployment compensation does not affect the release agreed to or other provisions of this Agreement.

17.	No Admission. This Agreement does not constitute an admission of liability or wrongdoing on your part, the part of the Company, or any other person.

18.	Miscellaneous.

a)	All notices required by this Agreement shall be in writing and shall be deemed to have been duly delivered in person or when mailed by certified mail, return receipt requested, as follows:

1)	If to you: to the last address you provide to the Company in writing.

2)	If to the Company: West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341, Attention: General Counsel.

b)
This Agreement will bind and inure to the benefit of you and your personal representatives and heirs and the Company and any successor of the Company, but neither this Agreement nor any rights or obligations arising under it may be assigned or pledged by you. The Company may assign this Agreement, and any rights or obligations arising under it, to any person or entity without your consent.

c)
The laws of the Commonwealth of Pennsylvania (without giving effect to its conflicts of law principles) govern all matters arising out of or relating to this Agreement, including its validity, interpretation, construction, performance and enforcement. No action involving or relating to this Agreement may be brought except in the state courts located in Chester County, Pennsylvania or the Federal District Court for the Eastern District of Pennsylvania, and you and the Company consent to the jurisdiction of said courts.

d)
This Agreement constitutes the entire agreement and understanding between the Company and you with respect to this Agreement and supersedes all other oral or written agreements or policies relating to the matter of this Agreement. Notwithstanding the foregoing, this Agreement does not supersede any confidentiality, intellectual property, or restrictive covenant obligations to which you may otherwise be bound or the terms of any benefit plans under which you may be covered; provided that the duration of any non-competition or non-solicitation obligation by which you may be bound, other than such obligations contained in Section 9 of this Agreement, will not extend beyond the nine-month anniversary of the Separation Date.

e)	The parties may execute this Agreement in any number of duplicate originals, each of which constitutes an original and all of which collectively constitute only one Agreement.

If this Agreement correctly reflects the terms agreed to by the Company and you, please sign a copy of this Agreement in the space provided below and return it by overnight courier or by electronic means to the address of the Company stated above, to the attention of Richard D. Luzzi. This Agreement will not become effective or enforceable until you have also returned the Release attached as Exhibit A within the time periods specified therein, and the Release becomes effective and enforceable.
Very truly yours,

WEST PHARMACEUTICAL SERVICES, INC.

By:      /s/ Richard D. Luzzi

Richard D. Luzzi
Senior Vice President, Human Resources

Agreed to as of July 31, 2014:

/s/ Jeffrey C. Hunt
Jeffrey C. Hunt

EXHIBIT A

RELEASE

NOTICE: This is a very important legal document, and you should thoroughly review and understand the terms and effect of this document before signing it. By signing this Release, you will be completely releasing West Pharmaceutical Services, Inc., its affiliates, and certain other persons and entities from all liability to you. Therefore, you should consult with an attorney before signing this Release. You have twenty-one (21) days from the date of distribution of these materials to consider this document. Any changes to the Agreement to which this Release is an Exhibit or to the Release, whether material or nonmaterial, will not restart the running of the 21-day period. If you have not returned a signed copy of this Release by that time, we will assume that you have elected not to sign the Release. If you choose to sign the Release, you will have an additional seven (7) days following the date of your signature to revoke the Release, and the Release between you and the Company shall not become effective or enforceable (the “Effective Date”) until the revocation period has expired. Any revocation of this Release must be in writing and must be personally delivered or mailed to and received by Richard D. Luzzi, Senior Vice President, Human Resources within the 7-day revocation period.

Intending to be legally bound by the provisions of, and in consideration of the negotiated payments and benefits specified in the Agreement to which this Release is attached as Exhibit A between West Pharmaceutical Services, Inc. and me, providing valuable consideration to which you would otherwise not be entitled, I, JEFFREY C. HUNT, hereby, fully, forever, unconditionally and irrevocably release and discharge West Pharmaceutical Services, Inc. and its affiliates, parents, subsidiaries, successors, and predecessors and all of their employees, agents, attorneys, officers, and directors (individually and collectively referred to as the “Company Releasees”) from any and all claims, charges, complaints, demands, causes of action, suits, rights, debts, costs, covenants, contracts, agreements, acts or omissions, damages, obligations, liabilities, and expenses (including attorneys' fees and costs) of every kind and nature which you ever had or now have, whether known to you or unknown, against the Company Releasees arising from the beginning of time until the date of your signature below (collectively, the “Claims”).

The release of Claims covered by this Release includes, but is not limited to, any and all Claims relating to your employment or the separation of your employment from the Company; Claims arising out of or under any of the following: (1) Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., or any other statute prohibiting discrimination or retaliation based on any protected characteristic; (2) the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C., § 621 et seq. as amended; (3) The Older Worker Benefit Protection Act of 1990, 29 U.S.C. § 623 (“OWBPA”), as amended; (4) The Americans With Disabilities Act of 1990 (“ADA”), 42 U.S.C., §12101 et seq., as amended; (5) The Rehabilitation Act of 1973, 29 U.S.C. § 2101, et seq., (6) the Family and Medical Leave Act of 1993 (“FMLA”), 29 U.S.C. § 2601, et seq., as amended; (7) The Fair Credit Reporting Act (“FCRA”), 15 U.S.C. § 1681 et seq., as amended; (8) The Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. § 1001 et seq., as amended, (9) the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., as amended; (10) the Equal Pay Act of 1963, 29 U.S.C. § 602 et seq., as amended; (11) the Lilly Ledbetter Fair Pay Act of 2009, as amended; (12) the Fair Labor Standards Act of 1938. 29 U.S.C. § 201 et seq., as amended, (13) the Genetic Information Nondiscrimination Act of 2008, Pub. Law 110-233, as amended (“GINA”); and (14) all other applicable federal, state, or local governances or ordinances governing employment or termination of employment, including without limitation: the Pennsylvania Human Relations Act, the Pennsylvania Wage Payment and Collection Law, as amended; The Pennsylvania Minimum Wage Act, as amended; The Pennsylvania Equal Pay Law, as amended; and (15) all Claims under the common law, including, but not limited to, actions in tort, defamation, invasion of privacy, and breach of contract, including, without limitation, Claims for severance benefits other than as expressly provided in the Agreement to which this Release is attached.

Additionally, you release the Company from all Claims to any ownership interest in the Company; any Claims that you may have that are related to a right you may have now or in the future as a result of a change in ownership control of the Company; any other Claims or damages arising out of your employment with or separation from the

Company (including a claim for retaliation) under any common law theory or any federal, state or local ordinance not expressly referenced above, and any and all claims and/or causes of action, whether known to you or the Company Releasees at the time of the execution of this Release or not, which you may have or could claim to have against the Company Releasees in connection with your employment with the Company or separation of employment with the Company up to and including the date of your signing of this Release.

Notwithstanding anything herein to the contrary, you are not releasing or waiving any of your rights pursuant to this Release that relate to (i) any retirement plans sponsored by the Company, and (ii) any rights or promises made to you in the Agreement.

By signing below, you acknowledge that you have carefully read and fully understand the provisions of this Release. You further acknowledge that you are signing this Release knowingly and voluntarily and without duress, coercion or undue influence. You agree that you will not file a lawsuit asserting any Claims barred by this Release against the Company Releasees. If you breach this promise, then you will reimburse the Company Releasees for its/their reasonable attorneys’ fees and costs incurred in defending against such released Claims, and you shall also be obligated to tender back upon filing of such Claim any consideration that you have received pursuant to the severance arrangements provided within the accompanying Agreement. Nothing in this Release precludes you from challenging the validity of the Release under the requirements of the Age Discrimination in Employment Act, and you shall not be responsible for reimbursing the attorneys’ fees and costs of the Company Releasees in connection with such a challenge to the validity of the Release. You, however, acknowledge that this Release applies to all Claims that you have under the Age Discrimination in Employment Act, and that, unless the Release is held to be invalid, all of your Claims under that Act shall be extinguished by execution of this Release. You further agree that nothing in this Release or the Agreement to which it is attached shall preclude or prevent you from filing a charge with the U.S. Equal Employment Opportunity Commission or similar state or local agency. You agree that you will not seek or accept any relief obtained on your behalf by any government agency, private party, class, or otherwise with respect to any Claims released in this Release.

You agree that this Release may be pleaded as a complete bar to any action or suit before any court, arbitral or administrative body with respect to any of the released Claims, except as expressly stated otherwise in this Release. You affirm that you have not filed any Claim released in this Release against any of the Company Releasees.

INTENDING TO BE LEGALLY BOUND, you have executed and dated this Release below:

/s/ Jeffrey C. Hunt
Jeffrey C. Hunt

DATED: July 31, 2014

EXHIBIT B

SEVERANCE AND NONCOMPETE AGREEMENT

GLOBAL HEADQUARTERS
101 Gordon Drive ∙ Lionville, PA 19341
TEL 610-594-3327 ∙ FAX 610-594-3013
rick.luzzi@westpharma.com
Richard D. Luzzi
Vice President, Human Resources

June 9, 2010

Jeffrey C. Hunt

Re:    Severance and Non-Competition Agreement

Dear Jeff:

In consideration of your employment with West Pharmaceutical Services, Inc. (the “Company”) as its Vice President Strategic Planning and Business Development, you and the Company, intending to be legally bound, agree as follows:

1.
Termination of Employment. You will be entitled to the benefits specified in Section 3 if your employment with the Company is terminated by the Company, other than for cause or by reason of death, disability, or retirement at normal or early retirement age pursuant to the Company’s Employees’ Retirement Plan (or any successor pension plan thereto) (the “Retirement Plan”) or if you have a Constructive Termination (as defined below). You will not be entitled to the benefits specified in Section 3 if your employment terminates for any other reasons, including, without limitation, your voluntary resignation, or if, during the term of your employment or at any time thereafter, you engage in any activity specified in Section 5.

2.	Constructive Termination.

a.	Constructive termination means the occurrence of any of the following events:

i.
The Company requires you to assume any duties inconsistent with, or the Company makes a significant diminution or reduction in the nature or scope of your authority or duties from, those assigned to or held by you on the date you commence employment (the “Effective Date”);

ii.	A material reduction in your annual salary or incentive compensation opportunities;

iii.	A relocation of your site of employment to a location more than 50 miles from your site of employment on the Effective Date; or

iv.	A successor of the Company does not assume the Company’s obligations under this Agreement, expressly or as a matter of law.

b.	Notwithstanding the foregoing, no Constructive Termination will be deemed to have occurred under any of the following circumstances:

i.	You will have consented in writing or given a written waiver to the occurrence of any of the events enumerated in Section 2(a) above;

ii.
You will have failed to give the Company written notice stating your intention to claim Constructive Termination and the basis for that claim at least 10 days in advance of the effective date of your resignation; or

iii.	The event constituting a Constructive Termination has been cured by the Company prior to the effective date of your resignation.

c.
If you terminate your employment due to a Constructive Termination, you must satisfy each of the conditions above and you must notify the Company of the circumstances giving rise to a Constructive Termination within 10 days of the date you knew or should have known that those circumstances existed.

3.	Benefits Payable Upon Termination of Employment. Upon termination of employment as set forth in Section 1, you shall be entitled to the following benefits:

a)
Severance Compensation. Your regular salary as in effect on the date of termination of your employment will continue for a period of twelve months, with normal deductions. The salary continuation payments shall be made on the Company’s normal payroll cycle. Notwithstanding anything herein to the contrary, to the extent that you are a “specified employee” and payments (when aggregated with any other amounts payable to you) must be delayed six months as required by section 409A(a)(2)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), the amount of the payments that are required to be delayed shall be made on the first normal payroll date that is six months following your termination of employment in a single, lump sum. The severance compensation paid hereunder shall not be reduced to the extent of any other compensation for your services which you receive or are entitled to receive from any other employment consistent with the terms of this Agreement.

b)
Employee Benefits. You shall be entitled to a continuation of all medical, dental and life insurance in the same manner and amount to which you were entitled on the date of termination of your employment until the earlier of (i) a period of twelve months after termination of your employment, or (ii) your eligibility for similar benefits with a new employer. All other benefits not otherwise addressed in this Agreement shall terminate as of the date of termination of your employment.

c)	Release. Any benefits payable hereunder are conditioned upon your execution, non-revocation and compliance with the terms of a Release substantially in the form attached hereto as Exhibit A.

4.
Termination of Benefit. The Company shall have no obligation to provide or continue any of the benefits under Section 3 (except as required by applicable law) upon the breach of any of your obligations (i) under Section 5 hereof, (ii) the provisions of your Confidentiality Agreement with the Company, which is attached to your this Agreement as Exhibit B and incorporated by reference herein, or (iii) you:

a)	engage in conduct in connection with your employment for which criminal or civil penalties against you or the Company may be sought; and

b)	violate any of the Company’s material policies, including without limitation the Company’s insider-trading policy.

5.	Covenant Not To Compete.

a.
During the period beginning on the date of your termination of employment and ending on the first anniversary thereof (the “Restrictive Period”), you will not, and will not permit any of your Affiliates, or any other Person, directly or indirectly, to:

i.
engage in competition with, or acquire a direct or indirect interest or an option to acquire such an interest in any Person engaged in competition with, the Company’s Business in the United States (other than an interest of not more than 5 percent of the outstanding stock of any publicly traded company);

ii.
serve as a director, officer, employee or consultant of, or furnish information to, or otherwise facilitate the efforts of, any Person engaged in competition with the Company’s Business in the United States;

iii.
solicit, employ, interfere with or attempt to entice away from the Company any employee who has been employed by the Company or a Subsidiary in an executive or supervisory capacity in connection with the conduct of the Company’s Business within one year prior to such solicitation, employment, interference or enticement; or

iv.	approach, solicit or deal with in competition with the Company or any Subsidiary any Person which at any time during the twelve months immediately preceding the Termination Date:

1.	was a customer, client, supplier, agent or distributor of the Company or any Subsidiary;

2.
was a customer, client, supplier, agent or distributor of the Company or any Subsidiary with whom employees reporting to or under your direct control had personal contact on behalf of the Company or any Subsidiary; or

3.
was a Person with whom you had regular, substantial or a series of business dealings on behalf of the Company or any Subsidiary (whether or not a customer, client, supplier, agent or distributor of the Company or any Subsidiary).

b.	As used in this Section, the capitalized terms shall have the meanings set forth below:

i.	An “Affiliate” of any Person means any Person directly or indirectly controlling, controlled by or under common control with such Person.

ii.
The “Company’s Business” means: (a) the manufacture and sale of stoppers, closures, containers, medical-device components and assemblies made from elastomers, metal and plastic for the health-care and consumer-products industries, and (b) any other business conducted by the Company or any of its Subsidiaries or Affiliates during the term of this Agreement and in which you have been actively involved.

iii.	"Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization.

iv.	“Subsidiary” has the meaning ascribed to the term by section 425(f) of the Code.

c.
You agree that the phrase “Person engaged in competition with the Company’s Business” as used in this Section includes, the companies listed on Exhibit C to this Agreement, and their Affiliates and Subsidiaries.

6.
Payments Final and Exclusive. In the event of a termination of your employment under the circumstances described in this Agreement, the arrangements provided for by this Agreement, or any other agreement between the Company and you in effect at that time and by any other applicable plan of the Company in which you then participate shall constitute the entire obligation of the Company to you, and performance of that obligation shall constitute the settlement of any claim that you might otherwise assert against the Company on account of such termination. You agree that if you are entitled to payments or benefits under this Agreement, that you will not separately be entitled to any severance under any other applicable plan, agreement or policy of the Company.

7.
Duration of Agreement; Amendment. This Agreement may not be terminated or amended by either party, except that this Agreement may be terminated or amended at any time by the mutual written consent of you and the Company.

8.
Enforcement. You acknowledge that a breach of this Agreement will cause the Company immediate and irreparable harm for which the Company’s remedies at law (such as money damages) will be inadequate. The Company shall have the right, in addition to any other rights it may have, to obtain an injunction to restrain any breach or threatened breach of this Agreement. Should any provision of this Agreement be adjudged to any extent invalid by any competent tribunal, that provision will be deemed modified to the extent necessary to make it enforceable. The Company may contact any Person with or for whom you work after your employment by the Company ends and may send that Person a copy of this Agreement.

9.	Miscellaneous.

e)
This Agreement will be binding upon and inure to your benefit, your personal representatives and heirs and the Company and any successor of the Company, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by you.

f)
You acknowledge that a breach of the covenants contained in this Agreement will cause the Company immediate and irreparable harm for which the Company’s remedies at law (such as money damages) will be inadequate. The Company shall have the right, in addition to any other rights it may have, to obtain an injunction to restrain any breach or threatened breach of such Sections. The Company may contact any Person with or for whom you work after your employment by the Company ends and may send that Person a copy of this Agreement.

g)
Should any provision of this Agreement be adjudged to any extent invalid by any competent tribunal, that provision will be deemed modified to the extent necessary to make it enforceable. The invalidity or unenforceability of any provision hereof or Exhibit hereto shall in no way affect the validity or enforceability of any other provision hereof.

h)	This Agreement will be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

i)
This Agreement together with the Offer Letter by and between you and the Company dated June 9 constitutes the entire agreement and understanding between the Company and you with respect to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings between the Company and you with respect to such matters.

j)	This Agreement may be executed in one or more counterparts, which together shall constitute a single agreement.

[SIGNATURE PAGE FOLLOWS]

If you are in agreement with the foregoing, please so indicate by signing and returning to the Company the enclosed copy of this letter, whereupon this letter shall constitute a binding agreement between you and the Company and our mutual intention to be legally bound as of the date and year first written above.

Very truly yours,

WEST PHARMACEUTICAL SERVICES, INC.

By: /s/ Richard D. Luzzi
Richard D. Luzzi
Vice President, Human Resources

Accepted and Agreed To:

/s/ Jeffrey C. Hunt
Jeffrey C. Hunt

EXHIBIT A

NOTICE: This is a very important legal document, and you should thoroughly review and understand the terms and effect of this document before signing it. By signing this Release, you will be completely releasing West Pharmaceutical Services, Inc. and its affiliates from all liability to you. Therefore, you should consult with an attorney before signing this Release. You have twenty-one (21) days from the date of distribution of these materials to consider this document. If you have not returned a signed copy of this Release by that time, we will assume that you have elected not to sign the Release. If you choose to sign the Release, you will have an additional seven (7) days following the date of your signature to revoke the Release, and the Release between you and the Company shall become effective or enforceable until the revocation period has expired. Any revocation of this Release must be in writing and must be personally delivered or mailed to Richard D. Luzzi, Vice President, Human Resources.

Intending to be legally bound by the provisions of the attached letter agreement and in consideration of the negotiated payments and benefits specified in the letter agreement to which this Release is attached as Exhibit A, which shall be incorporated as if fully set forth within, dated December 10, 2009, between West Pharmaceutical Services, Inc. and me, providing valuable consideration to which I would otherwise not be entitled, I, Jeffrey C. Hunt, hereby, fully, forever, unconditionally, and, except as specifically provided herein, irrevocably release and discharge West Pharmaceutical Services, Inc. and its affiliates, parents, subsidiaries, successors, and predecessors and all of their employees, agents, attorneys, officers, and directors (individually and collectively referred to as the “Company”) from any and all claims, charges, complaints, demands, causes of action, suits, rights, debts, costs, covenants, contracts, agreements, acts or omissions, damages, obligations, liabilities, and expenses (including attorneys' fees and costs) of every kind and nature which I ever had or now have, whether or not such Claims are known to me or the Company or unknown, against the Company arising out of my employment with or separation from the Company (collectively, the “Claims”).

For avoidance of confusion, Claims arising out of any of the following are released: (1) Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., (2) the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C., § 621 et seq. as amended; (3) The Older Worker Benefit Protection Act of 1990, 29 U.S.C. § 623 (“OWBPA”), as amended; (4) The Americans With Disabilities Act of 1990 (“ADA”), 42 U.S.C., §12101 et seq., as amended; (5) The Rehabilitation Act of 1973, 29 U.S.C. § 2101, et seq., (6) the Family and Medical Leave Act of 1993 (“FMLA”), 29 U.S.C. § 2601, et seq., as amended; (7) The Fair Credit Reporting Act (“FCRA”), 15 U.S.C. § 1681 et seq., as amended; (8) The Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. § 1001 et seq., as amended, (9) the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., as amended; (10) the Equal Pay Act of 1963, 29 U.S.C. § 602 et seq., as amended; (11) the Lilly Ledbetter Fair Pay Act of 2009, as amended; (12) the Fair Labor Standards Act of 1938. 29 U.S.C. § 201 et seq., as amended, and (13) all other applicable state, or local governances or ordinances governing employment or termination of employment, including: the Pennsylvania Human Relations Act, the Pennsylvania Wage Payment and Collection Law, as amended; The Pennsylvania Minimum Wage Act, as amended; The Pennsylvania Equal Pay Law, as amended; and (14) all common law claims including, but not limited to, actions in tort, defamation and breach of contract, including, without limitation, claims for severance benefits.

Additionally, except as specifically provided in the next paragraph, I release the Company from all claims to any ownership interest in the Company; any claims that I may have that are related to a right I may have now or in the future as a result of a change in ownership control of the Company; any other claims or damages arising out of my employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local ordinance not expressly referenced above any and all claims and/or causes of action, whether known to you or the Company at the time of the execution of this Release or not, which I may have or could claim to have against the Company in connection with my employment with the Company or termination of employment with the Company up to and including the date of my signing of this Release.

Notwithstanding anything herein to the contrary, I am not releasing or waiving any of my rights pursuant to this Release that relate to (i) any retirement plans sponsored by the Company, (ii) stock options and performance vesting shares awarded under the 2007 Omnibus Incentive Compensation Plan to the extent modified by the attached letter agreement, and (iii) any rights or promises made to me by the letter agreement.

By signing below, I acknowledge that I have carefully read and fully understand the provisions of this Release. I further acknowledge that I am signing this Release knowingly and voluntarily and without duress, coercion or undue influence. I agree that I will not file a lawsuit asserting any claims barred by this Release against the Company. If I breach this promise, then I will reimburse the Company for its reasonable attorneys’ fees and costs incurred in defending against such released Claims, and I shall also be obligated to tender back upon filing of such complaint in state or federal court or before any administrative agency any consideration that I have received pursuant to the severance arrangements provided within the accompanying letter agreement. A suit challenging the validity of this Release under ADEA, however, shall not be subject to the provisions of this paragraph.
I agree that this Release may be pleaded as a complete bar to any action or suit before any court, arbitral or administrative body with respect to any of the released claims.

This Release together with the Offer Letter by and between you and the Company dated June 9 and letter agreement to which this is attached as Exhibit A, constitutes the total and complete understanding between me and the Company relating to the subject matter covered by this Release and all other prior or contemporaneous written oral agreements or representations, except the accompanying agreement setting forth the terms of my severance arrangement, if any, otherwise relating to the subject matter of this Release are null and void. It is also expressly understood and agreed that the terms of this Release may not be altered except in writing signed by both the Company and me. I further understand and agree that the terms and conditions of this Release shall not be communicated to any persons other than those referred to herein and to my spouse or legal counsel, if applicable. Finally, it is understood and agreed that the execution of this Release is not an admission of liability on the part of either party.

The laws of the Commonwealth of Pennsylvania (without giving effect to it conflicts of law principles) govern all matters arising out of or relating to this Release, including its validity, interpretation, construction, performance and enforcement. No action involving this Release may be brought except in the state courts located in Chester County, Pennsylvania or the Federal District Court for the Eastern District of Pennsylvania.

If any provision of this Release, or the application thereof, is held to be invalid, void or unenforceable for whatever reason, the remaining provisions not so declared shall nevertheless continue in full force and effect without being impaired in any manner whatsoever. If any party waives any provision of this Agreement, such waiver shall not affect any provision of the agreement not specifically waived.

[SIGNATURE PAGE FOLLOWS]

INTENDING TO BE LEGALLY BOUND, I have executed and dated this Release below

/s/ Jeffrey C. Hunt
Jeffrey C. Hunt

DATED:

June 15, 2010

EXHIBIT B
Confidentiality Agreement With
West Pharmaceutical Services, Inc. and Subsidiaries

In consideration of my employment by West Pharmaceutical Services, Incorporated, The Tech Group or any of each of their subsidiaries or affiliates (the “Company”), and intending to be legally bound, I agree as follows:

1. INVENTIONS; COMPANY PROPERTY. In this Agreement the term “Inventions” includes inventions, ideas, techniques, methods, developments, improvements and all other forms of intellectual property. All rights in Inventions which I conceive, make or obtain either alone or with others during my employment by the Company (both before and after the date of this Agreement) and within six months after my employment ends, are and shall be the property of the Company except as set forth in Section 2 of this Agreement.

2. INVENTIONS EXCLUDED. This Agreement does not apply to Inventions which the Company determines in its sole discretion to be unrelated to any matter of actual or potential interest to the Company unless they are conceived, made or obtained in the course of my employment or with the use of the time, material or facilities of the Company. This agreement also does not apply to Inventions conceived, made or obtained by me before my employment by the Company. As a matter of record, I include at the end of this Agreement a list of such prior Inventions.

3. DISCLOSURE AND PROTECTION OF INVENTIONS. I will make full and prompt disclosure to the Company of all Inventions which are defined by Section 1 to be the Company’s property. At the Company’s request and expense but without additional compensation to me, I will at any time take such actions as the Company reasonably considers necessary to obtain or preserve the Company’s rights in such Inventions. These actions may include, but are not necessarily limited to, signing and delivering applications, assignments and other papers and testifying in legal proceedings.

4. CONFIDENTIAL INFORMATION. I will not, during or after my employment with the Company, use for myself or others, or disclose to others, any formulae, trade secrets, know-how, Inventions which are the Company’s property, data provided to the Company by clients, customers, or licensors, including Inventions owned by Third Parties (as defined below), or other confidential matters of the Company or its affiliates unless authorized in writing to do so by the Company. I understand that (a) the Company keeps these matters confidential and secret, (b) these confidential matters would be of great value to competitors, and (c) if these confidential matters were known to the Company’s competitors, the Company would be harmed. As used in this agreement, “confidential matters of the Company” includes all information of a technical, commercial or other nature and any other information not made available to the general public, including, but not limited to information covered by a confidentiality agreement. Without limiting the scope of what constitutes confidential matters of the Company, I agree that these matters include:

a.	process parameters (for example, molding times, pressures and temperatures);

b.	mold designs (including surface finish and plating characteristics);

c.	material formulations;

d.	manufacturing processes (for example insert needle manufacturing know-how);

e.	cleanliness standards and techniques;

f.	inspection techniques;

g.	model numbers and names of vendors of equipment used in the Company’s manufacturing activities;

h.	names of vendors from whom the Company obtains raw materials;

i.	laboratory testing techniques; and

j.	designs for new products.

5. THIRD PARTIES. You understand that, in dealing with existing and potential customers, clients, licensees, licensors, suppliers, contracting parties and other third parties with which the Company has business relations or potential business relations (“Third Parties”), the Company frequently receives confidential and proprietary information and materials from these Third Parties subject to the Company's understanding that the Company will maintain the confidentiality of such information and the Company requires its employees and consultants to do so. Examples of this type of proprietary and confidential information which is protected by this agreement include:

a.	FluroTec® barrier film technology (licensed from Daikyo Seiko Ltd.);

b.	B2 coating technology (licensed from Daikyo Seiko Ltd.); and

c.	Daikyo Crystal Zenith® technology.

You agree to treat all such information and materials as confidential information subject to this Agreement.

6. PAPERS. All correspondence, memoranda, notes, records, reports, drawings, lists, photographs, plans and other papers and items received or made by me in connection with my employment with the Company shall be the property of the Company. I will deliver all copies of such materials to the Company upon request of the Company and, even if it does not request, when my employment by the Company ends.

7. ENFORCEMENT. I acknowledge that a breach of this agreement will cause the Company immediate and irreparable harm for which the Company’s remedies at law (such as money damages) will be inadequate. The Company shall have the right, in addition to any other rights it may have, to obtain an injunction to restrain any breach or threatened breach of this Agreement. Should any provision of this agreement be adjudged to any extent invalid by any competent tribunal, that provision would be deemed modified to the extent necessary to make it enforceable. The Company may contact any person with or for whom I work after my employment by the Company ends and may send that person a copy of this agreement. If suit is brought to enforce this Agreement, the party which substantially prevails on the merits is entitled to recover as an element of costs of suit, and not as damages, reasonable attorneys' fees and expenses and all expert witnesses' fees and expenses incurred by the prevailing party.

8. BINDING EFFECT; SEVERABILITY. My undertakings hereunder will bind me and my heirs and legal representatives regardless of (a) the duration of my employment by the Company, (b) any change in my duties or the nature of my employment, (c) the reasons for manner of termination of my employment, and (d) the amount of my compensation. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.

9. MISCELLANEOUS. This agreement (a) shall in no way bind me or the Company to a specific term of employment, (b) supersede any prior understandings and together with the Offer Letter by and between you and the Company dated June 9 constitutes the entire understanding between the Company and me about the subject matter covered by this agreement, (c) may be modified or varied only in writing signed by the Company and me, (d) will inure to the benefit of the successors and assigns of the Company, (e) will be governed by the substantive laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws provisions, and (f) any disputes relating to this agreement or the actions it contemplates must be brought in the state courts located in Chester County, Pennsylvania or the federal district court for the Eastern District of Pennsylvania.

Name: /s/ Jeffrey C. Hunt

Dated: June 15, 2010

List below or on a separate page all previous Inventions referred to in Section 2 (if “NONE” please so indicate):

EXHIBIT C

Companies Engaged in Competition with the Company

3-M Drug Delivery Systems Division	Hospira, Inc.
AAI Development Services	ICU Medical, Inc.
ABC Laboratories, Inc.	Intertek/Quantitative Technologies Inc (QTI)
Akron Rubber Development Laboratory, Inc.	Irvine Pharmaceutical Services, Inc.
American Stelmi Corporation (Stelmi)	Itran-Tompkins Rubber Corporation
B. Braun Medical Inc.	Kokoku Rubber, Inc.
Baxa Corporation	Lancaster Laboratories, Inc.
Baxter International Inc.	Lexington Rubber Group, Inc.
Becton, Dickinson and Company (BD)	Maptech
Bioject Medical Technologies Inc.	Medi-Dose, Inc./ EPS, Inc.
Bioscreen Testing Services, Inc.	Metrics, Inc.
Bodycote Materials Testing, Inc.	Microbac Laboratories, Inc.
Cardinal Health Pharmaceutical Development	Nektar Therapeutics
Cardinal Health, Inc./ALARIS Medical Systems	Nelson Laboratories, Inc.
Carmel Pharma, Inc.	North American Science Associates, Inc (NAMSA)
Catalent Pharma Solutions, Inc.	Pharmalytica Services, LLC
Chemic Laboratories, Inc	Polymer Solutions Incorporated
Chemir Analytical Services	PPD Incorporated
Ciba Specialty Chemicals Corp.	Quality Control Laboratory (QC Lab)
Citech	Radius (A Nypro Company)
CODAN US Corporation	RJ Lee Group, Inc.
Columbia Analytical Services, Inc.	SCHOTT North America, Inc.
Cyanta Analytical Laboratories (subsidiary of Chemir)	SGS Northview Laboratories
Duoject Medical Systems Inc (Canada Company)	Sterigenics International, Inc. (SteriPro Labs)
Fisher Clinical Services (part of Thermo Fisher Scientific, Inc)	Synomics Pharmaceutical Services LLC
Galbraith Laboratories, Inc.	The Plasticoid Company
Gerresheimer Glass, Inc.	Toxikon Corporation
Halkey-Roberts Corporation	Whitehouse Analytical Laboratories, LLC
Helvoet Pharma USA

EXECUTION VERSION

EXHIBIT C
Confidentiality Agreement With
West Pharmaceutical Services, Inc. and Subsidiaries

In consideration of my employment by West Pharmaceutical Services, Incorporated, The Tech Group or any of each of their subsidiaries or affiliates (the “Company”), and intending to be legally bound, I agree as follows:

1. INVENTIONS; COMPANY PROPERTY. In this Agreement the term “Inventions” includes inventions, ideas, techniques, methods, developments, improvements and all other forms of intellectual property. All rights in Inventions which I conceive, make or obtain either alone or with others during my employment by the Company (both before and after the date of this Agreement) and within six months after my employment ends, are and shall be the property of the Company except as set forth in Section 2 of this Agreement.

2. INVENTIONS EXCLUDED. This Agreement does not apply to Inventions which the Company determines in its sole discretion to be unrelated to any matter of actual or potential interest to the Company unless they are conceived, made or obtained in the course of my employment or with the use of the time, material or facilities of the Company. This agreement also does not apply to Inventions conceived, made or obtained by me before my employment by the Company. As a matter of record, I include at the end of this Agreement a list of such prior Inventions.

3. DISCLOSURE AND PROTECTION OF INVENTIONS. I will make full and prompt disclosure to the Company of all Inventions which are defined by Section 1 to be the Company’s property. At the Company’s request and expense but without additional compensation to me, I will at any time take such actions as the Company reasonably considers necessary to obtain or preserve the Company’s rights in such Inventions. These actions may include, but are not necessarily limited to, signing and delivering applications, assignments and other papers and testifying in legal proceedings.

4. CONFIDENTIAL INFORMATION. I will not, during or after my employment with the Company, use for myself or others, or disclose to others, any formulae, trade secrets, know-how, Inventions which are the Company’s property, data provided to the Company by clients, customers, or licensors, including Inventions owned by Third Parties (as defined below), or other confidential matters of the Company or its affiliates unless authorized in writing to do so by the Company. I understand that (a) the Company keeps these matters confidential and secret, (b) these confidential matters would be of great value to competitors, and (c) if these confidential matters were known to the Company’s competitors, the Company would be harmed. As used in this agreement, “confidential matters of the Company” includes all information of a technical, commercial or other nature and any other information not made available to the general public, including, but not limited to information covered by a confidentiality agreement. Without limiting the scope of what constitutes confidential matters of the Company, I agree that these matters include:

a.	process parameters (for example, molding times, pressures and temperatures);

b.	mold designs (including surface finish and plating characteristics);

c.	material formulations;

d.	manufacturing processes (for example insert needle manufacturing know-how);

e.	cleanliness standards and techniques;

f.	inspection techniques;

g.	model numbers and names of vendors of equipment used in the Company’s manufacturing activities;

h.	names of vendors from whom the Company obtains raw materials;

i.	laboratory testing techniques; and

j.	designs for new products.

5. THIRD PARTIES. You understand that, in dealing with existing and potential customers, clients, licensees, licensors, suppliers, contracting parties and other third parties with which the Company has business relations or potential business relations (“Third Parties”), the Company frequently receives confidential and proprietary information and materials from these Third Parties subject to the Company's understanding that the Company will maintain the confidentiality of such information and the Company requires its employees and consultants to do so. Examples of this type of proprietary and confidential information which is protected by this agreement include:

a.	FluroTec® barrier film technology (licensed from Daikyo Seiko Ltd.);

b.	B2 coating technology (licensed from Daikyo Seiko Ltd.); and

c.	Daikyo Crystal Zenith® technology.

You agree to treat all such information and materials as confidential information subject to this Agreement.

6. PAPERS. All correspondence, memoranda, notes, records, reports, drawings, lists, photographs, plans and other papers and items received or made by me in connection with my employment with the Company shall be the property of the Company. I will deliver all copies of such materials to the Company upon request of the Company and, even if it does not request, when my employment by the Company ends.

7. ENFORCEMENT. I acknowledge that a breach of this agreement will cause the Company immediate and irreparable harm for which the Company’s remedies at law (such as money damages) will be inadequate. The Company shall have the right, in addition to any other rights it may have, to obtain an injunction to restrain any breach or threatened breach of this Agreement. Should any provision of this agreement be adjudged to any extent invalid by any competent tribunal, that provision would be deemed modified to the extent necessary to make it enforceable. The Company may contact any person with or for whom I work after my employment by the Company ends and may send that person a copy of this agreement. If suit is brought to enforce this Agreement, the party which substantially prevails on the merits is entitled to recover as an element of costs of suit, and not as damages, reasonable attorneys' fees and expenses and all expert witnesses' fees and expenses incurred by the prevailing party.

8. BINDING EFFECT; SEVERABILITY. My undertakings hereunder will bind me and my heirs and legal representatives regardless of (a) the duration of my employment by the Company, (b) any change in my duties or the nature of my employment, (c) the reasons for manner of termination of my employment, and (d) the amount of my compensation. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.

9. MISCELLANEOUS. This agreement (a) shall in no way bind me or the Company to a specific term of employment, (b) supersede any prior understandings and together with the Offer Letter by and between you and the Company dated June 9 constitutes the entire understanding between the Company and me about the subject matter covered by this agreement, (c) may be modified or varied only in writing signed by the Company and me, (d) will inure to the benefit of the successors and assigns of the Company, (e) will be governed by the substantive laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws provisions, and (f) any disputes relating to this agreement or the actions it contemplates must be brought in the state courts located in Chester County, Pennsylvania or the federal district court for the Eastern District of Pennsylvania.

Name: /s/ Jeffrey C. Hunt

Dated: July 31, 2014

List below or on a separate page all previous Inventions referred to in Section 2 (if “NONE” please so indicate):

EXHIBIT D
Companies Engaged in Competition with the Company

3-M Drug Delivery Systems Division	Hospira, Inc.
AAI Development Services	ICU Medical, Inc.
ABC Laboratories, Inc.	Intertek/Quantitative Technologies Inc (QTI)
Akron Rubber Development Laboratory, Inc.	Irvine Pharmaceutical Services, Inc.
American Stelmi Corporation (Stelmi)	Itran-Tompkins Rubber Corporation
B. Braun Medical Inc.	Kokoku Rubber, Inc.
Baxa Corporation	Lancaster Laboratories, Inc.
Baxter International Inc.	Lexington Rubber Group, Inc.
Becton, Dickinson and Company (BD)	Maptech
Bioject Medical Technologies Inc.	Medi-Dose, Inc./ EPS, Inc.
Bioscreen Testing Services, Inc.	Metrics, Inc.
Bodycote Materials Testing, Inc.	Microbac Laboratories, Inc.
Cardinal Health Pharmaceutical Development	Nektar Therapeutics
Cardinal Health, Inc./ALARIS Medical Systems	Nelson Laboratories, Inc.
Carmel Pharma, Inc.	North American Science Associates, Inc (NAMSA)
Catalent Pharma Solutions, Inc.	Pharmalytica Services, LLC
Chemic Laboratories, Inc	Polymer Solutions Incorporated
Chemir Analytical Services	PPD Incorporated
Ciba Specialty Chemicals Corp.	Quality Control Laboratory (QC Lab)
Citech	Radius (A Nypro Company)
CODAN US Corporation	RJ Lee Group, Inc.
Columbia Analytical Services, Inc.	SCHOTT North America, Inc.
Cyanta Analytical Laboratories (subsidiary of Chemir)	SGS Northview Laboratories
Duoject Medical Systems Inc (Canada Company)	Sterigenics International, Inc. (SteriPro Labs)
Fisher Clinical Services (part of Thermo Fisher Scientific, Inc)	Synomics Pharmaceutical Services LLC
Galbraith Laboratories, Inc.	The Plasticoid Company
Gerresheimer Glass, Inc.	Toxikon Corporation
Halkey-Roberts Corporation	Whitehouse Analytical Laboratories, LLC
Helvoet Pharma USA